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                              CONSULTING AGREEMENT

    This Consulting Agreement dated as of March 23, 2001 (the "Agreement") is by and between CYNET, Inc. (the "Corporation") and Jacob International, Inc., a Wyoming corporation ("Jacobs").

    WHEREAS, the Corporation wishes to obtain assistance in financial and arranging for financing for the Corporation to meet the Corporation's Fiscal Year 2001 plans, introductions to financial institutions, arranging credit facilities, and selecting investment bankers and other investment related consulting (collectively referred to as "Scope of Work"), and Jacobs wishes to provide assistance to the Corporation in its Scope of Work by giving assistance to the Corporation in financing and arranging for financing for the Corporation to meet the Corporation's Fiscal Year 2001 plans, introductions to financial institutions, arranging credit facilities, and selecting investment bankers and other investment related consulting:

    NOW THEREFORE, for the consideration set forth below and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties enter into the following terms, provisions and conditions:

1. SERVICES. Jacobs agrees to give assistance to the Corporation in performing the Scope of Work.

2. FEE. The Corporation agrees to pay to Jacobs as consideration for its services a warrant to purchase up to 5,000,000 shares of Class B Common Stock, no par value, of the Corporation at an exercise price of $0.20 per share (the "Warrant"). The Warrant shall be evidenced by that certain Warrant Agreement, dated March 23, 2001 issued by the Corporation (the "Warrant Agreement"). The fee is payable on the effective date of this Agreement.

3. TERM. The term of this agreement shall be from the date of execution and continue for twelve months; provided, that the terms of the Warrant shall be governed by the Warrant Agreement and may continue beyond the term of this Agreement.

4.  MISCELLANEOUS PROVISIONS.

    (a) ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement and the Warrant Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, amendment, modification or wavier of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether

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         similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

    (b) SEVERABILITY. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court, Jacobs and the Corporation shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

    (c) BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

    (d) GOVERNING LAW. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Texas without reference to the conflict-of-laws provisions thereof.

    (e) MULTIPLE COUNTERPARTS. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original of all purposes, and all of which together shall constitute one and the same instrument.

    (f) CAPTIONS. The captions or headings contained in this Agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing the provisions hereof if any question of intent should arise.

    IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date written in the first paragraph.

                                   CYNET, INC.


                                   By: /s/ Vincent W. Beale, Sr.
                                       --------------------------------------
                                   Name:  Vincent W. Beale, Sr.
                                   Title:  Chairman & Chief Executive Officer


                                   JACOB INTERNATIONAL

                                   By: /s/ Marc Nathan
                                       --------------------------------------
                                   Name:  Marc Nathan
                                   Title:  President